NEWS RELEASE 19-002	Contacts:	Todd Hornbeck, CEO Jim Harp, CFO Hornbeck Offshore Services 985-727-6802

For Immediate Release		Ken Dennard, Managing Partner Dennard-Lascar / 713-529-6600

HORNBECK OFFSHORE ANNOUNCES EARLY TENDER RESULTS AND AMENDMENTS TO ITS EXCHANGE OFFER FOR CERTAIN OF ITS 5.875% SENIOR NOTES DUE 2020 FOR NEW SECOND LIEN TERM LOANS DUE 2025

January 22, 2019 - Covington, Louisiana - Hornbeck Offshore Services, Inc. (NYSE:HOS) (the “Company”) announced today the early tender results as of 5:00 p.m., New York City time, on January 18, 2019 (the “Early Tender Time”) of the previously announced offer to exchange (the “Exchange Offer”) certain of its outstanding 5.875% Senior Notes due 2020 (the “Notes”) for new Second Lien Term Loans due 2025 (the “Term Loans”) of the Company and its wholly-owned subsidiary, Hornbeck Offshore Services, LLC (the “Co-Borrower”), and a solicitation of consents (“Consents”) to certain proposed amendments (the “Proposed Amendments”) with respect to the Notes (the “Consent Solicitation”).
According to information provided by Global Bondholder Services Corporation, the Information and Exchange Agent in connection with the Exchange Offer, as of the Early Tender Time, more than one-third of the outstanding aggregate principal amount of the Notes had been validly tendered and had consented to the Proposed Amendments to the indenture governing the Notes. The Total Consideration (which is equal to the Clearing Price) payable for Notes validly tendered and accepted in the Exchange Offer was determined pursuant to a modified “Dutch Auction” as described in the Offer to Exchange Statement. Based on the Bid Amounts at which Notes were validly tendered prior to the Early Tender Time, the Clearing Price determined by the Company for the Notes is $850 in principal amount of Term Loans per $1,000 principal amount of Notes validly tendered and accepted for exchange in the Exchange Offer at or prior to the Expiration Time (including Notes validly tendered prior to the Early Tender Time, which will have priority over any Notes tendered after January 18, 2019).
The Company also announced today that it is amending certain terms of the Exchange Offer and Consent Solicitation. The amended terms and conditions of the Exchange Offer and the Consent Solicitation are set forth in Supplement No. 1 (the “Offer to Exchange Supplement”) to the confidential offer to exchange

103 Northpark Boulevard	Covington, LA 70433	USA	+1 (985) 727-2000	www.hornbeckoffshore.com

and consent solicitation statement, dated January 7, 2019 and a related letter of transmittal (together, the “Offer to Exchange Statement”). Capitalized terms used but not defined herein have the meaning given to them in the Offer to Exchange Statement, as supplemented by the Offer to Exchange Supplement.
As set forth in the Offer to Exchange Supplement, the Company:

•	amended the Tender Cap from $200,000,000 aggregate principal amount of Notes to $185,000,000 aggregate principal amount of Notes (the “Amended Tender Cap”);

•
extended the period during which validly tendered Notes accepted for exchange are eligible to receive the Total Consideration at the Clearing Price, which includes the Early Tender Premium, from 5:00 p.m., New York City time, on January 18, 2019, to the Expiration Time;

•
has agreed to conditionally increase the Total Consideration to be paid for each $1,000 principal amount of Notes validly tendered and accepted for exchange in the Exchange Offer at or prior to the Expiration Time (including Notes validly tendered prior to the Early Tender Time), from the Clearing Price to $870 in principal amount of Term Loans (the “Increased Total Consideration”), upon the valid tender and acceptance in the Exchange Offer, of an aggregate principal amount of Notes equal to or greater than the Amended Tender Cap at or prior to the Expiration Time (the “Increased Total Consideration Condition”);

•
amended the terms of the Exchange Offer to provide that all Notes validly tendered and accepted for exchange after the Early Tender Time and at or prior to the Expiration Time shall not be subject to proration, but rather will be accepted for exchange by the Company in the order in which such Notes are validly tendered (i.e., on a “first-come first-served basis”), up to the Amended Tender Cap; and

•	eliminated the Minimum Tender Condition and the Proposed Amendment Requisite Consent condition.
As previously announced, the Expiration Time for the Exchange Offer is 11:59 p.m., New York City time, on February 4, 2019, unless extended or earlier terminated.
For the avoidance of doubt, (i) all Notes validly tendered and accepted for exchange after the Early Tender Time will be deemed to have been tendered with a Bid Amount equal to the Clearing Price or the Increased Total Consideration, as applicable, and (ii) Notes validly tendered at or prior to the Early Tender Time will have priority over Notes tendered after the Early Tender Time and at or prior to the Expiration Time. Accordingly, all Notes validly tendered as of the Early Tender Time will be exchanged at the Clearing Price or the Increased Total Consideration, as applicable, before any Notes tendered after the Early Tender Time are accepted for exchange.
Holders of Notes may not tender Notes without delivering the related Consents to the Proposed Amendments and Holders that tender Notes prior to the Expiration Time will be deemed automatically to have delivered a Consent to the Proposed Amendments. Notwithstanding the elimination of the Proposed Amendment Requisite Consent Condition, if the Company receives Consents by Holders representing not less than a majority of the outstanding principal amount of the Notes to adopt the Proposed Amendments related to the elimination of substantially all of the restrictive covenants and certain of the default provisions contained in the Indenture governing the Notes, the Company, the guarantors party to the Indenture and the Trustee will enter into a supplemental Indenture to such Indenture, to give effect to the Proposed Amendments.
The Company reserves the right to waive or modify any of the conditions of the Exchange Offer, in its absolute and sole discretion.
Except as set forth herein and in the Offer to Exchange Supplement, the complete terms and conditions of the Exchange Offer remain the same as set forth and detailed in the Offer to Exchange Statement, copies of which may be obtained by Holders of the Notes by contacting Global Bondholder Services Corporation, the information and exchange agent in connection with the Exchange Offer, at (866) 470-3700 (toll-free) or (212) 430-3774 (banks and brokers) or by visiting the Information and Exchange Agent’s website at http://gbsc-usa.com/Hornbeck.
Oppenheimer & Co. Inc. (“Oppenheimer”) is acting as lead financial advisor and sole dealer manager for the Exchange Offer and solicitation of Consents. Questions regarding the Exchange Offer may be directed to Oppenheimer whose address and telephone number are as follows:
Oppenheimer & Co. Inc.
85 Broad Street
New York, NY 10004
(212) 667-7900
None of the Company, its board of directors, its officers, the dealer manager, the information and exchange agent, the administrative agent with respect to the Term Loans or the trustee with respect to the Notes, or any of the Company's or their respective affiliates, makes any recommendation that Holders tender or refrain from tendering all or any portion of the principal amount of their Notes, and no one has been authorized by any of them to make such a recommendation. Holders must make their own decision as to whether to tender their Notes and, if so, the principal amount of Notes to tender. This press release shall not constitute an offer to exchange, nor a solicitation of an offer to exchange any security. The Exchange Offer is being made only by the Offer to Exchange Statement, as supplemented by the Offer to Exchange Supplement, subject to the terms and conditions thereof.
Hornbeck Offshore Services, Inc. is a leading provider of technologically advanced, new generation offshore service vessels primarily in the Gulf of Mexico and Latin America.
Forward-Looking Statements
This news release contains forward-looking statements, including, in particular, statements about the Company's plans and intentions with regard to the Exchange Offer. These statements are based on the Company's current assumptions, expectations and projections about future events. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, the Company can give no assurance that the expectations will prove to be correct.
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